U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017

HPC ACQUISITIONS, INC.

(Exact name of registrant as specified in its charter)

0-23015

(Commission File No.)

Nevada (State or other jurisdiction of incorporation or organization)	68-0635204 (IRS Employer Identification No.)

636 U.S. Highway 1, Ste. 110, North Palm Beach, FL 33408

(Address of principal executive offices)

(800) 208-1680

(Registrant’s telephone number)

Not applicable

(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2017, the stockholders of HPC Acquisitions, Inc. (the “Company”) approved and adopted the Company’s 2017 Equity Incentive Plan (the “Plan”) and the reservation of 2,000,000 shares of common stock for issuance thereunder. The Company’s officers and directors are potential participants with respect to awards granted under the Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Special Meeting of Stockholders of the Company held on November 6, 2017, the stockholders voted on the following two proposals:

1.            To amend the Articles of Incorporation to change the name of HPC Acquisitions, Inc. to “Vegalab, Inc.” by approving the following resolution:

RESOLVED, that the Company’s stockholders approve to amend the Articles of Incorporation to change the name of the Company from HPC Acquisitions, Inc. to “Vegalab, Inc.”

2.            To approve the Company’s 2017 Equity Incentive Plan and the reservation of 2,000,000 shares of common stock for issuance thereunder by approving the following resolution:

RESOLVED, that the Company’s stockholders approve the 2017 Equity Incentive Plan and the reservation of 2,000,000 shares of common stock for issuance thereunder, as disclosed in the Company’s Information Statement for the 2017 Special Meeting of Stockholders pursuant to the rules of the Securities and Exchange Commission.

The final votes cast on the two proposals are as follows:

Proposal No. 1	Amend the Articles of Incorporation to Effectuate a Name Change

For:	16,161,000 Shares (77.5% of the Outstanding Shares)
Against	-0- Shares
Abstain	-0- Shares

Proposal No. 2	Approve the 2017 Equity Incentive Plan

For:	16,161,000 Shares (77.5% of the Outstanding Shares)
Against	-0- Shares
Abstain	-0- Shares

Item 9.01	Financial Statements and Exhibits

Exhibits

Exhibit Number	Title

10.1	HPC Acquisitions, Inc., 2017 Equity Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPC Acquisitions, Inc.

Date: November 6, 2017	By:	/s/ David Selakovic
David Selakovic, Chief Executive Officer

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